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ANNAUL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2015-C30,

Commercial Mortgage Pass-Through Certificates

Series 2015-C30 (the “Trust”)

I, William A. Clarkson, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities for the fiscal year 2020 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date:  February 26, 2021

TORCHLIGHT LOAN SERVICES, LLLC, as Special

Servicer

By:  /s/ William A. Clarkson

Name:  William A. Clarkson

Title:  Authorized Signatory

280 Park Avenue, New York, NY 10017

T 212.883.2800  F 212.883.2560

E info@torchlightloanservices.com

   www.torchlightinvestors.com